As filed with the Securities and Exchange Commission on February 16, 2022

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
CATERPILLAR INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	37-0602744 (IRS Employer Identification No.)
510 Lake Cook Road, Suite 100 Deerfield, Illinois 60015 (Address of Principal Executive Offices, Including Zip Code)
Caterpillar Inc. 2014 Long-Term Incentive Plan
(Full Title of the Plan)
Suzette M. Long
Chief Legal Officer and General Counsel
Caterpillar Inc.
510 Lake Cook Road, Suite 100
Deerfield, Illinois 60015
(224) 551-4000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	9,000,000 shares(1)	$202.39(2)	$1,821,510,000	$168,853.98

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of additional securities that may be issued under the Caterpillar Inc. 2014 Long-Term Incentive Plan pursuant to the anti-dilution provisions of such plan.
(2) Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sales prices of a share of Caterpillar Inc. Common Stock, as reported on the New York Stock Exchange on February 15, 2022.

EXPLANATORY NOTE
A Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2014 (File No. 333-196711) (the “Prior Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), shares of Common Stock, par value $1.00 per share (the “Common Stock”), of Caterpillar Inc. (the “Registrant”) issuable under the Caterpillar Inc. 2014 Long-Term Incentive Plan (as amended, the “Plan”).
This Registration Statement on Form S-8 (this “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 under the Securities Act to register an additional 9,000,000 shares of Common Stock issuable under the Plan from time to time. The additional shares of Common Stock registered by this Registration Statement are of the same class as those securities covered by the Prior Registration Statement. This Registration Statement incorporates by reference the contents of the Prior Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant has filed the following documents with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such documents are hereby incorporated by reference in this Registration Statement:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
•Current Reports on Form 8-K filed on February 7, 2022, February 8, 2022 and February 15, 2022; and

•the description of the Registrant's Common Stock, which is contained in Exhibit 4.16 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any amendment or report filed for the purpose of updating such description.
In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any information that is furnished but that is deemed not to have been filed) and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
The validity of the securities registered hereunder will be passed upon for the Registrant by Nicole M. Puza, Assistant General Counsel, who is employed by the Registrant. Ms. Puza owns, directly and indirectly, less than 1% of the outstanding shares of the Registrant’s common stock and is eligible to participate in various employee benefit plans of the Registrant, including the Plan.

Item 8. Exhibits.
The following exhibits are filed with or incorporated by reference in this Registration Statement:

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of Caterpillar Inc. effective February 3, 2021 (incorporated by reference from Exhibit 3.2 to the Current Report on Form 8-K filed February 9, 2021)
4.2	Bylaws of Caterpillar Inc., as amended and restated on April 8, 2020 (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed April 14, 2020)
4.3	Caterpillar Inc. 2014 Long-Term Incentive Plan, amended and restated effective October 8, 2019 (incorporated by reference from Exhibit 10.3 to the Form 10-K filed February 19, 2020)
5.1	Opinion of Nicole M. Puza, Assistant General Counsel
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Nicole M. Puza, Assistant General Counsel (included in Exhibit 5.1)
24.1	Powers of Attorney (contained in the signature page to this Registration Statement)
107.1	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois on this 16th day of February 2022.
CATERPILLAR INC.
(Registrant)

/s/ Suzette M. Long
Name: Suzette M. Long
Title: Chief Legal Officer and General Counsel

Each person whose signature appears below constitutes and appoints Suzette M. Long and Nicole M. Puza, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments, including post-effective amendments, thereto), and any registration statement filed pursuant to Rule 462(b) of the Securities Act in connection with the securities registered hereunder, together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

February 16, 2022	/s/ D. James Umpleby III	Chairman of the Board and Chief Executive Officer
D. James Umpleby III

February 16, 2022	/s/ Andrew R.J. Bonfield	Chief Financial Officer
Andrew R.J. Bonfield

February 16, 2022	/s/ G. Michael Marvel	Chief Accounting Officer
G. Michael Marvel

February 16, 2022	/s/ Kelly A. Ayotte	Director
Kelly A. Ayotte

February 16, 2022	/s/ David L. Calhoun	Presiding Director
David L. Calhoun

February 16, 2022	/s/ Daniel M. Dickinson	Director
Daniel M. Dickinson

February 16, 2022	/s/ Gerald Johnson	Director
Gerald Johnson

February 16, 2022	/s/ David W. MacLennan	Director
David W. MacLennan

February 16, 2022	/s/ Debra L. Reed-Klages	Director
Debra L. Reed-Klages

February 16, 2022	/s/ Edward B. Rust, Jr.	Director
Edward B. Rust, Jr.

February 16, 2022	/s/ Susan C. Schwab	Director
Susan C. Schwab

February 16, 2022	/s/ Miles D. White	Director
Miles D. White

February 16, 2022	/s/ Rayford Wilkins, Jr.	Director
Rayford Wilkins, Jr.